                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                       October 17, 1997 (October 3, 1997)
                       ----------------------------------
               Date of Report (Date of earliest event reported)


                           PLATINUM technology, inc.
                           -------------------------
            (Exact name of registrant as specified in its charter)



          DELAWARE                    0-19058                   36-3509662
          --------                    -------                   ----------
(State or other jurisdiction        (Commission                 (IRS Employer
     of incorporation)              File Number)             Identification No.)



           1815 South Meyers Road, Oakbrook Terrace, Illinois  60181
           ---------------------------------------------------------
             (Address of principal executive offices)  (Zip Code)


Registrant's telephone number, including area code: (630) 620-5000
                                                    --------------

ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

     On October 3, 1997, the Company issued a total of 364,396 shares of its common stock, par value $.001, as part of the consideration for the acquisition of outstanding securities of ProMetrics Group Limited ("ProMetrics"), an English corporation engaged in the productivity management software business, which is now wholly-owned by the Company. The shares of the Company's stock were issued pursuant to the share purchase agreement and Regulation S. The sellers of ProMetrics securities were not U.S. persons, the sale and issuance occurred in England in an offshore transaction, offering restrictions were implemented pursuant to the agreement, and the transaction was otherwise in compliance with Regulation S. There were no underwriters or other distributors.




                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           PLATINUM technology, inc.

Date: October 17, 1997                     By: /s/ Michael C. Wyatt
      ----------------                         -----------------------------
                                               Name:  Michael C. Wyatt
                                               Title: Senior Vice President and
                                                       General Counsel